                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


                 THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of August __, 1996 (the "Agreement"), is made by and among WILD OATS MARKETS, INC., a Delaware corporation (the "Company"), and the stockholders of the Company listed on Exhibit A attached hereto.

                                   RECITALS:

                 A. Each of the Stockholders (as defined below) owns that number of shares of the capital stock of the Company set forth opposite his or her name on Exhibit A hereto.

                 B. The Company and the Stockholders entered into the Stockholders Agreement dated as of July 12, 1996 (the "Prior Agreement"), pursuant to which the parties entered into certain understandings regarding the transfer of Common Stock and Preferred Stock, the management of the Company and other matters, as set forth therein.

                 C. The Company and the Stockholders desire to enter into this Agreement effective upon the closing of the Company's Public Offering (as defined below) in order to reflect the conversion of the Preferred Stock, the termination of certain provisions of the Prior Agreement and the adoption of certain stockholder protection measures by the Company.

                                   AGREEMENT:

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

          1. CERTAIN DEFINITIONS. As used in this Agreement the following terms shall have the meanings set forth below:

                 "Common Stock" shall mean the [20,000,000] shares of Common Stock of the Company, par value $.001 per share.

                 "CVCA" shall mean Chase Venture Capital Associates, L.P.

                 "Effective Date" shall mean the closing of the Public
Offering.

                 "Equity Securities" shall mean shares of, or securities convertible into or exercisable or exchangeable for, any shares of, any class of the Company's capital stock, including without limitation, its Common Stock and Preferred Stock.

                 "Preferred Stock" shall mean any preferred stock designated by the Board of Directors.




                                     1.

                 "Public Offering" shall mean the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, where (i) gross proceeds to the Company are not less than $20,000,000, and (ii) the product of the price per share to the public of the Common Stock times the number of shares of Common Stock outstanding immediately prior to the consummation of the underwritten sale (including any shares of Common Stock then issued or issuable upon conversion of the Preferred Stock) shall be not less than $140,000,000.

                 "Stockholders" shall mean any of the Stockholders listed on Exhibit A hereto and their respective assignees and successors.

                 "Voting Stock" shall mean any class or classes of the capital stock of the Company the holders of which are entitled to participate generally in the election of directors of the Company, including, but not limited to, the Common Stock and the Preferred Stock.

          2. EFFECTIVENESS OF AGREEMENT; SUPERSEDES PRIOR STOCKHOLDERS AGREEMENT. This Agreement shall be effective from and after the Effective Date and shall supersede the Prior Agreement, which agreement is hereby terminated without any liability to any party thereto and shall be of no further force or effect. By executing this Agreement, each signatory consents to the termination of such prior agreement, without liability to any party thereto, as provided by this Section 2.

         2A.     RIGHT OF GILLILAND AND COOK TO PURCHASE CLAPP SHARES.  In the
event of the death or disability (as such term is defined below) of Mark R. Clapp, each of Michael C. Gilliland and Elizabeth C. Cook shall have the right to purchase up to 50% (for a total of 100%) of the Equity Securities owned by Mark R. Clapp at the date of this Agreement (the "Clapp Shares") at a purchase price equal to the fair market value (as such term is defined below) of the Clapp Shares on the date of such event. Such right to purchase shall be for a period of 90 days after Mr. Gilliland and Ms. Cook receive notice of the occurrence of such event. The purchase price shall be payable in the form of a check or note payable to the order of Mr. Clapp or his estate or heirs in the event of his death. For purposes of this Section 2A, "disability" shall have the meaning set forth in Section 22(e)(4) of the Internal Revenue Code, as amended, and "fair market value" shall mean, if the shares are listed on a national securities exchange or designated for trading on the Nasdaq National Market, the closing sales price of the Common Stock on the date of such event or, if the shares are traded on any over-the-counter market, the average of the bid and asked prices of the Common Stock on the date of such event, or if the Company's Common Stock is not publicly traded, the fair market value of the Clapp Shares as determined by the Company's Board of Directors (excluding Mr. Gilliland and Ms. Cook if such persons are members of the Board of Directors at the time of determination) in good faith, taking into account all factors which they deem relevant.




                                     2.

          3.     GOVERNANCE.

                 (a) For a period of four years from and after the closing of the Public Offering and provided CVCA shall hold not less than 4% of the shares of the Common Stock (on a fully diluted basis), the Stockholders, other than holders of Common Stock issued upon conversion of the Series D Preferred Stock, each hereby agree, upon the request of CVCA, to take any and all action reasonably requested (including, without limitation, voting their shares of Voting Stock or shares of Voting Stock over which they exercise voting control and executing and delivering written consents of stockholders, and calling special stockholders' meetings) to cause a designee of CVCA to be elected to the Board. So long as a designee of CVCA shall be a member of the Board, that director shall also, if requested by CVCA, be designated as a member of each committee of the Board including, without limitation, the Audit and Compensation committees.

                 (b) The Company shall call, and use its best efforts to have, regular Board meetings at least once every quarter. Meetings of the Board shall not be held on less than two days written notice to the Directors unless a shorter notice period is consented to in writing by a majority of the Directors. All notices of a Board meeting shall include an agenda setting forth in reasonable detail any and all matters to be officially acted upon at such meeting, but such agenda shall not limit any matters that may be officially acted upon at any such meeting. The non-employee directors shall be entitled to receive reimbursement from the Company for all reasonable expenses directly related to attendance at all board of directors or committee meetings.

                 (c) The Company shall cause the Board of Directors of any subsidiary to include the same individuals as the Board.

                 (d) Until the closing of the Public Offering and for so long as there continues to remain outstanding at least 25% of the shares of Common Stock issued upon conversion of the Series A Preferred Stock, each Stockholder, other than holders of Common Stock issued upon conversion of the Series D Preferred Stock, agrees to vote to elect the representative designated by Weston Presidio Offshore Capital C.V. as a member of the Board of Directors as a member of the Compensation Committee and Audit Committee of the Board of Directors.

          4. POSITIVE COVENANTS. Unless otherwise consented to in writing by a majority of the Board of Directors, the Company agrees as follows:

                 (a) The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereof, and provided further, that the Company will pay all such taxes, assessments, charges, or levies





                                     3.

forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Company;

                 (b) The Company will keep its properties and those of its subsidiaries in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions, and improvements thereto; and the Company and its subsidiaries will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any material adverse effect to the business, assets or property of the Company;

                 (c) The Company will keep true records and books of account in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP applied on a consistent basis;

                 (d) The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities which are material to the conduct of their businesses or to their property or assets;

                 (e) The Company shall maintain in full force and effect its corporate existence, rights, and franchises and all material licenses and other material rights to use processes, licenses, trademarks, trade names, or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business;

                 (f) The Company shall not grant any options exercisable for Common Stock or any other capital shares of the Company to employees, officers or directors of the Company or any of its subsidiaries except for Permitted Options (as defined below) without the prior written consent of a majority of the Board of Directors. For the purposes of this Section 4(f), "Permitted Options" shall mean options exercisable for Common Stock, subject to adjustment provided for herein, up to an aggregate of not more than 468,670 shares of Common Stock, including options exercisable for 375,676 shares of Common Stock outstanding as of the Effective Date and options exercisable for 92,994 available for grant. The Permitted Options available for grant shall be granted pursuant to the terms of employee or director stock option plans approved in writing by a majority of the directors. Such number of Permitted Options available for grant may be increased, subject to the approval of the Board of Directors, in an amount not to exceed 15% of the number of shares of the Company's Common Stock outstanding, assuming the conversion or exercise of all convertible or exercisable securities outstanding (as adjusted for any stock split).

                 (g) The covenants set forth in this Section 4 shall be assignable to a purchaser, assignee or transferee who purchases shares of Preferred Stock from a Stockholder; provided, however, that if any Stockholder shall distribute any shares of stock to its limited partners, such partners shall appoint a single agent for purposes of receiving notices and






                                     4.

giving consents hereunder and in that connection, shall execute and deliver an irrevocable proxy to such agent. Notwithstanding this Section 4(g), CVCA's right to designate a representative on the Board of Directors as set forth herein shall not be assignable to purchasers, assignees or transferees of the shares.

          5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

          6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          8. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by reputable overnight courier, or one business day after delivery to a reputable overnight courier, postage prepaid, to the address of the party set forth below such person's signature on this Agreement or to such address as the party to whom notice is to be given may provide in a written notice to each of the other parties to this Agreement, a copy of which written notice shall be on file with the Secretary of the Company.

          9.     LEGEND.

                 (a) Each certificate representing shares of Common Stock subject to this Agreement shall be endorsed with the following legends:

         "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT BY AND AMONG THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                 (b) Each party to this Agreement agrees that the Company may instruct the transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 9 above to enforce the provisions of this Agreement. The legend shall be removed upon termination of this Agreement.





                                     5.

          10. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of a majority of each class or series, as applicable, of capital stock to be affected by such amendment or waiver voting as separate classes or series, as applicable, and any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities at the time outstanding (including securities into which securities are convertible), each future holder of all securities and the Company.

          11. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

          12. FURTHER ASSURANCES. Each of the parties shall without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

          13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and all rights hereto shall inure to the benefit of the Company, its successors and permitted assigns, and shall be binding upon and all rights hereto shall inure to the benefit of the other parties hereto and their respective heirs, successors and permitted assigns, including transferees of any shares of Common Stock (including Common Stock issued upon conversion of Preferred Stock). Any such transferee shall, upon the request of the Company, execute a written acknowledgment of the foregoing.

          14. ENTIRE AGREEMENT. This Agreement, together with the Series E Stock Purchase Agreement and the Registration Rights Agreement dated as of July 12, 1996 and the Company's Amended and Restated Certificate of Incorporation, embody the entire agreement and understanding of the parties hereto in respect of the actions and transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or in the Company's Amended and Restated Certificate of Incorporation.

          15. SPECIFIC PERFORMANCE. Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Stockholders will waive the defense in any action for specific performance that a remedy at law would be adequate and that the Stockholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Delaware Court of Chancery or the United States District Court for the District of Colorado or, in the event said Courts would not have jurisdiction for such action, in any court of the United States or any state thereof having jurisdiction for such action.





                                     6.

                            (Signature Pages Follow)





                                     7.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                     WILD OATS MARKETS, INC.


                                     By:  /s/ MICHAEL C. GILLILAND
                                        ----------------------------------------
                                              Michael C. Gilliland,
                                              Chief Executive Officer

                                     Address:     1645 Broadway
                                                  Boulder, CO  80302
                                                  Telecopy:   (303) 440-5220


                                     THE STOCKHOLDERS:


                                      /s/ MICHAEL C. GILLILAND
                                     -------------------------------------------
                                     Michael C. Gilliland


                                      /s/ ELIZABETH C. COOK
                                     -------------------------------------------
                                     Elizabeth C. Cook


                                      /s/ MARK R. CLAPP
                                     -------------------------------------------
                                     Mark R. Clapp


                                      /s/ S.M. HASSAN
                                     -------------------------------------------
                                     S.M. Hassan





                                     8.

                                  CHASE VENTURE CAPITAL ASSOCIATES, L.P.,
                                           a California Limited Partnership

                                  By:      Chase Capital Partners, a New York
                                           general partnership


                                  By:      /s/ DAVID L. FERGUSON
                                           -------------------------------------
                                           David L. Ferguson,
                                           General Partner

                                  Address         380 Madison Avenue, 12th Floor
                                                  New York, NY  10017
                                  Telecopy:       (212) 622-3101

                                  Copy to:

                                  Address:        CVP Management Corporation
                                                  840 Apollo Street, Suite 223
                                                  El Segundo, CA  90245
                                  Telecopy        (310) 335-1965


                                  WESTON PRESIDIO OFFSHORE CAPITAL C.V.,
                                           a Netherlands Antilles Limited
                                           Partnership

                                  By:      Weston Presidio Capital Management
                                           L.P.,  a Delaware Limited Partnership


                                  By:      /s/ JAMES B. McELWEE
                                           -------------------------------------
                                           James B. McElwee,
                                           General Partner

                                  Address:        343 Sansome Street, Suite 1210
                                                  San Francisco, CA  94104-1316
                                  Telecopy:       (415) 398-0990





                                     9.

                                  FRONTENAC VI LIMITED PARTNERSHIP

                                  By:      Frontenac Company


                                  By:      /s/  M. LAIRD KOLDYKE
                                           -------------------------------------
                                           M. Laird Koldyke

                                  Address:        135 South LaSalle Street,
                                                  Suite 3800
                                                  Chicago, Illinois  60603


                                  MONTGOMERY ASSOCIATES, 1992 L.P.


                                  By:      /s/ JACK G. LEVIN
                                           -------------------------------------
                                           JACK G. Levin, Managing Partner

                                  Address:        600 Montgomery Street
                                                  San Francisco, California
                                                  94111





                                     10.

                                   EXHIBIT A



                                                                                    COMMON
                                      STOCKHOLDER                                    STOCK
                 ---------------------------------------------------------------------------
                 Michael C. Gilliland                                                453,851
                 Elizabeth Cook                                                      453,851
                 Mark R. Clapp                                                       341,571
                 Bennett Bertoli                                                      32,191
                 David Chamberlain                                                     4,296
                 Peter Behrendt                                                        2,865
                 Bob Stone                                                             1,053
                 John Heavey                                                             802
                 Jon Fisher                                                              201
                 S.M. Hassan                                                          50,684
                 Weston Presidio Offshore Capital, C.V.                           303,012(1)
                 Chase Venture Capital Associates, L.P.                              731,851(2)
                 Montgomery Associates, 1992 L.P.                                      8,781(3)
                 Frontenac VI Limited Partnership                                    237,209




- -----------------------

   (1) Includes an unexercised warrant to purchase such shares with exercise prices of $17.50 to $18.75.
   (2) Includes 31,658 shares owned by Wild Oats Investors GP, for which Chase Capital Partners holds the proxy.
   (3) Consists of 3,792 shares of Series C Preferred Stock held by Montgomery and an unexercised warrant to purchase 1,976 shares of Series C Preferred Stock at an exercise price of $37.91.